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                                                                   Exhibit 23(b)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-74423 of Laclede Gas Company on Form S-3 of our report dated November 19, 1998, appearing in the Annual Report on Form 10-K of Laclede Gas Company for the year ended September 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

St. Louis, Missouri
April 14, 1999

/s/ Deloitte & Touche LLP